EXHIBIT 99.1

 Medical Staffing Network Holdings to Discuss First Quarter 2007 Earnings
                             on May 10, 2007

    BOCA RATON, Fla.--(BUSINESS WIRE)--April 25, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the United States as measured by revenues, today announced that it will report its earnings for the first quarter ended April 1, 2007, after the market closes on Wednesday, May 9, 2007. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time, on Thursday, May 10, 2007.

    To listen to the call, participants should dial 1-888-343-2168 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21335914. A replay will be available from 1:00 p.m. Eastern time on Thursday, May 10th, through 6:00 p.m. on Friday, May 11, 2007. The conference call will also be available through the Company's website at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States as measured by revenues. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology and diagnostic imaging specialists, clinical laboratory specialists, rehabilitation specialists, pharmacists and respiratory therapists.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, (561) 322-1303
             Vice President, Finance